EXHIBIT 99.1

Luvu Brands Reports Q2 FY26 Earnings: Net Revenue of $6.9 million

ATLANTA, GA, February 17, 2026 – Luvu Brands, Inc. (OTCQB: LUVU), a vertically integrated designer, manufacturer, and marketer of consumer lifestyle brands, today reported financial and operational results for the second quarter of fiscal 2026, ended December 31, 2025.

Financial Highlights

Three Months Ended December 31, 2025:

•	Quarterly revenue decline of 4.2% to $6.88 million versus $7.19 million in Q2 FY2025, reflecting challenging consumer spending environment and retail market headwinds from low priced overseas competitors.

•	Gross profit margin compression to 26.1% from 27.6% year-over-year, with gross profit declining to $1.80 million from $1.98 million due to decline in revenue and increased costs related to import tariffs impacting cost of goods sold.

•	Operating income positive at $184,000 despite revenue headwinds, demonstrating operational resilience and cost management discipline.

•	Net loss of $765,000 compared to net income of $192,000 in prior year quarter, primarily attributable to significant deferred tax provision of $813,000 related to future tax benefits

•	Adjusted EBITDA* of $145,000 versus $399,000 in Q2 FY2025, reflecting margin pressure but maintaining positive cash generation capabilities.

Six Months Ended December 31, 2025:

•	Year-to-date revenue decline of 1.7% to $12.72 million compared to $12.94 million in the same period fiscal 2025, reflecting consumer discretionary spending weakness.

•	Six-month net loss of $897,000 versus net loss of $18,000 in prior year period, primarily driven by deferred tax provision and increased interest expense.

•	Adjusted EBITDA of $227,000 for the six-month period compared to $395,000 in fiscal 2025, demonstrating continued positive cash generation despite challenging market conditions

Q2 FY26 Operational Performance and Market Conditions

During the second quarter of fiscal 2026, Luvu Brands navigated challenging macroeconomic headwinds including consumer discretionary spending weakness, cost pressures, and tariff impacts. Despite revenue decline and margin compression, the Company demonstrated operational discipline by maintaining positive operating income of $184,000 and generating positive operating cash flow.

Liquidity Position Strengthened. Cash and cash equivalents increased 47.8% to $1.09 million from $735,000 at June 30, 2025, reflecting disciplined working capital management and positive cash generation capabilities during challenging market conditions.

Total assets expanded to $11.14 million from $8.76 million, primarily driven by new operating lease assets for the current manufacturing facility.  Christopher Knauf, the CFO of the Company, said “The extension of our manufacturing facility lease demonstrates our commitment to making products in the USA.  We are confident that current manufacturing capacity will allow us to grow considerably with minimal capital investments.”

Luvu Brands continues to navigate challenging macroeconomic conditions including consumer discretionary spending weakness, retail market headwinds, and persistent inflationary cost pressures across raw materials and logistics. The Atlanta-based consumer lifestyle brands company has maintained focus on operational efficiency, cost management discipline, and strategic initiatives to drive sustainable long-term growth and market share expansion.

Management remains committed to optimizing product mix, expanding omnichannel distribution networks, and improving gross profit margins through strategic pricing and operational efficiency initiatives. Louis Friedman, CEO and founder, commented "While we navigated challenging macroeconomic headwinds, we are committed to improving efficiencies, diversifying our product portfolio, and bringing new innovations to the market. We're executing decisive cost management and revenue diversification strategies to strengthen our competitive position in the evolving consumer products marketplace."

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Strategic Growth Initiatives and Market Positioning

Looking ahead to the remainder of fiscal 2026 and beyond, Luvu Brands will continue prioritizing strategic investments focused on operational efficiency, developing high-margin products, omnichannel distribution growth, and strengthen customer loyalty. These strategic efforts are designed to improve gross profit margins, enhance EBITDA performance, and position the Company for sustainable long-term growth as macroeconomic conditions stabilize and consumer discretionary spending recovers.

Additional Information

Visit www.luvubrands.com for updates on events, press releases, and product launches. For investor inquiries, please contact Christopher Knauf at chris.knauf@luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Christopher Knauf

Chief Financial Officer

770-246-6426

Chris.knauf@LuvuBrands.com

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in product development; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q.  Examples of forward-looking statements in this release include statements related to new products, anticipated revenue, and profitability.  The Company assumes no obligation to update the cautionary information in this release.

*Use of Non-GAAP Measures – Adjusted EBITDA

Luvu Brands management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. While Adjusted EBITDA is not a measure of performance in accordance with GAAP, management believes that this non-GAAP measure provides useful information about the Company's operating results.  The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. As used herein, Adjusted EBITDA income represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense.

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Financial Statements

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
(in thousands, except share data)
Net Sales	$6,882	$7,186	$12,723	$12,941
Cost of goods sold	5,084	5,204	9,269	9,444
Gross profit	1,798	1,982	3,454	3,497

Operating expenses:
Advertising and promotion	255	247	505	478
Other selling and marketing	457	437	878	851
General and administrative	805	899	1,719	1,783
Depreciation	97	108	184	217
Total operating expenses	1,614	1,691	3,286	3,329
Operating income	184	291	168	168

Other income (expense):
Interest expense and financing costs	(136)	(98)	(252)	(185)
Total other expense	(136)	(98)	(252)	(185)
(Loss) Income before taxes	48	192	(84)	(18)
Provision for income taxes	(813)	0	(813)	0
Net (loss) income	$(765)	$192	$(897)	$(18)

Net (loss) per share:
Basic	$(0.01)	$0.00	$(0.01)	$(0.00)
Diluted	$(0.01)	$0.00	$(0.01)	$(0.00)

Shares used in calculation:
Basic	76,834,057	76,834,057	76,834,057	76,834,057
Diluted	76,834,057	76,834,057	76,834,057	76,834,057

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Consolidated Balance Sheets

	December 31, 2025	June 30, 2025
	(unaudited)
(in thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$1,086	$735
Accounts receivable, net	1,483	1,600
Inventories, net	3,352	3,585
Other current assets	106	108
Total current assets	6,027	6,028

Equipment, property and leasehold improvements, net	1,368	1,476
Finance lease assets, net	77	104
Operating lease assets	3,584	1,057
Other assets	85	96
Total assets	$11,141	$8,761

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,696	$1,858
Current debt	1,923	1,949
Other accrued liabilities	657	553
Operating lease liability	595	646
Total current liabilities	4,871	5,006

Noncurrent liabilities:
Deferred Tax Liability	932	119
Long-term debt	766	704
Long-term operating lease liability	3,033	514
Total noncurrent liabilities	4,731	1,337
Total liabilities	9,602	6,343

Stockholders' equity:
Common stock ($0.01 par value)	766	766
Additional paid-in capital	6,307	6,289
Accumulated deficit	(5,534)	(4,637)
Total stockholders' equity	1,539	2,418
Total liabilities and stockholders' equity	$11,141	$8,761

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Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended
	December 31,
	2025	2024
	(in thousands)
OPERATING ACTIVITIES:
Net loss	$(897)	$(17)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	184	217
Deferred tax expense	813	0
Stock-based compensation expense	18	18
Loss on sale of fixed asset	0	7
Change in operating assets and liabilities:
Accounts receivable	117	(550)
Inventory	233	45
Operating lease liability	(1,310)	(260)
Amortization of operating lease asset	1,253	248
Prepaid expenses and other current assets	2	2
Other Assets	11	-
Accounts payable	(162)	541
Other current liabilities	104	112
Net cash provided by operating activities	$365	$363

INVESTING ACTIVITIES:
Investment in equipment, software and leasehold improvements	$(49)	$(3)
Net cash used in investing activities	$(49)	$(3)

FINANCING ACTIVITIES:
Borrowing under revolving line of credit	$141	$160
Repayment of unsecured line of credit	(3)	(1)
Proceeds from secured notes payable	250	-
Repayment of secured notes payable	(221)	-
Proceeds from equipment notes	49	-
Payments on equipment notes	(168)	(187)
Principal payments on capital leases	(12)	(11)
Net cash used in financing activities	$35	$(39)
Net increase in cash and cash equivalents	352	321
Cash and cash equivalents at beginning of period	$735	$1,028
Cash and cash equivalents at end of period	$1,086	$1,349

Supplemental Disclosure of Cash Flow Information:
Non cash item:
New operating lease liability	$3,780	$-
Cash paid during the year for:
Interest	$210	$176
Income taxes	-	-

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Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
(in thousands)

Net income (loss)	$(765)	$192	$(897)	$(18)
Plus, interest expense and financing costs	136	98	252	185
Plus, income tax provision	813	-	813	-
Plus, depreciation and amortization expense	97	108	184	217
Plus, stock-based compensation expense	9	9	18	18
Less income tax provision	(813)	-	(813)	-
Adjusted EBITDA	$145	$399	$227	$395

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